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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-____) of our three reports, the first dated November 4, 1998, relating to the September 30, 1998 financial statements of Connecticut Driveshaft, Inc.; the second dated December 12, 1998 relating to the September 30, 1998 combined financial statements of Tisco, Inc. and Tisco of Redding, Inc.; and the third dated December 18, 1998 related to the September 30, 1997 and 1998 financial statements of Truckparts, Inc.


McGladrey & Pullen, LLP
Minneapolis, Minnesota

April 8, 1999